UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 27, 2005

Date of report (Date of earliest event reported)

FIELDSTONE INVESTMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-50938	74-2874689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11000 Broken Land Parkway, Suite 600

Columbia, Maryland 21044

(Address of Principal Executive Offices)

(410) 772-7200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 27, 2005, Fieldstone Investment Corporation (“Fieldstone Investment”) and Fieldstone Investment Funding, LLC, a direct wholly owned subsidiary of Fieldstone Investment (“Fieldstone Investment Funding”), entered into a Funding Agreement (the “Funding Agreement”), by and among Fieldstone Investment, Fieldstone Investment Funding, Credit Suisse, New York Branch (“CSFB”), as Facility Agent for the benefit of the Group Agents and Lenders, and the several Conduit Lenders, Committed Lenders and Group Lenders party thereto from time to time.  The Funding Agreement sets forth the terms upon which Fieldstone Investment Funding may borrow funds under a revolving credit facility (the “Facility”) in an aggregate amount not to exceed $800,000,000. The Facility will be secured principally by various mortgage loans and related assets located in various states, which are to be purchased from time to time by Fieldstone Investment Funding from Fieldstone Investment with amounts borrowed under the Facility.  The Facility is scheduled to remain open until July 26, 2006 and is subject to customary terms and conditions relating to interest rates, facility fees, limits on recourse obligations and events of default (including materiality limits on events of default).

A copy of the Funding Agreement will be included as an exhibit to Fieldstone Investment’s quarterly report for its third fiscal quarter on Form 10-Q, which will be filed on or before November 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDSTONE INVESTMENT CORPORATION

Date: August 2, 2005	By:	/s/ Michael J. Sonnenfeld
President and Chief Executive Officer